FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT (the "Agreement") is entered into effective February 28, 2005 between DESTINATION CAPITAL, LLC ("Lender"), CHRISTENSON VELAGIO, INC. ("Borrower") and MICROFIELD GROUP, INC. ("Guarantor").

                                    RECITALS:

         A. Borrower and Lender entered into a Business Loan Agreement dated August 24, 2004 and amended effective October 1, 2004 (the "Loan Agreement") whereby Lender agreed to provide a term loan credit facility to Borrower. Pursuant to the terms of a Commercial Guaranty dated August 24, 2004, Guarantor has unconditionally and absolutely guaranteed payment to Lender of the Indebtedness of Borrower under the Loan Agreement.

         B. Pursuant to the terms of the Loan Agreement and Related Documents, Borrower is obligated to make monthly payments of interest to Lender. Borrower has failed to make the payments due January 24, 2005 and February 24, 2005 in the amount of $15,542.47 each. The failure to make these payments constitutes an Event of Default under the Loan Agreement and Related Documents.

         C. Borrower, Guarantor and Lender desire to enter into this Agreement in order to set forth the terms and conditions under which Lender will forbear from immediately enforcing all of its available remedies against Borrower and Guarantor.

         D. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

                                   AGREEMENT:

         1. ACKNOWLEDGMENT AND REAFFIRMATION OF INDEBTEDNESS. Borrower and Guarantor jointly and severally acknowledge, reaffirm and agree that they unconditionally owe Lender the full amount of the Indebtedness under the Loan Agreement and Related Documents without setoff, defense, counterclaim or claim of recoupment of any kind whatsoever and that Borrower's prior grant of security interests in the Collateral to Lender is valid, perfected and enforceable without defense, counterclaim or claim of recoupment of any kind whatsoever.

         2. ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTY. Guarantor acknowledges, reaffirms and agrees that its guaranty is valid and enforceable without setoff, defense, counterclaim or claim of recoupment of any kind whatsoever and remains in full force and effect.

         3. LENDER'S CONDITIONAL FORBEARANCE. Subject to the provisions of this Agreement, Lender will conditionally forbear from immediately exercising its rights and remedies against Borrower, Guarantor and the Collateral. Lender's continued forbearance is and shall remain subject to Borrower's complete, continuous and timely satisfaction of each of the following conditions:









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                  3.1      Borrower shall make the scheduled monthly payments of
interest only due March 24, 2005, April 24, 2005 and May 24, 2005 ($15,542.47
per month based on the current principal balance of the Loan).

                  3.2 On June 24, 2005, Borrower shall pay all accrued and unpaid interest due to Lender through such date (i.e., the payments due January 24, 2005 and February 24, 2005) and, in addition, shall make the first of the 15 scheduled principal payments due on such date pursuant to the Loan Agreement.

                  3.3 Borrower shall fully and timely perform all of its obligations to Lender under the Loan Agreement and Related Documents and under any other agreements with Lender to which Borrower is a party (either now or in the future).

                  3.4 Upon execution of this Agreement, Borrower shall pay to Lender the sum of $1,000 to pay or reimburse Lender for Lender's fees, costs and expenses incurred to date in connection with Borrower's default and this Agreement.

Provided that Borrower satisfies these conditions, and so long as there is no new Event of Default, interest shall accrue at the non-default rate specified in the Promissory Note and Lender will waive late charges accrued to date as specified in the Promissory Note.

         4. STOCK WARRANT PRICING. Section 3(f) of the Loan Agreement provides for Borrower's parent, Microfield, to issue a warrant or warrants (the "Warrant") to Lender to purchase common shares of Microfield at an exercise price of $0.38 per share or, if less, the price applicable to any shares, warrants or options issued while the Loan is outstanding. Borrower agrees to cause the terms of the Warrant to provide that, in the event Lender were to subsequently convert all or any part of the Loan to stock of Microfield, the conversion will be treated as an issuance of shares that might result in a downward adjustment of the exercise price of the Warrant if the Loan conversion rate is less than $0.38 per share.

         5. NO WAIVER. Borrower and Guarantor acknowledge and agree that, notwithstanding anything to the contrary contained herein, the terms of this Agreement shall not serve to effect a novation as to the Loan Agreement or any Related Document. Borrower and Guarantor further acknowledge and agree that Lender has not waived any of its rights or remedies against or with respect to Borrower or Guarantor or the Collateral, whether with respect to the existing and continuing Events of Default referred to herein or otherwise, except as otherwise expressly provided for in this Agreement.

         6. FURTHER ASSURANCES. Upon Lender's written request, Borrower and Guarantor, at their own expense and at any time, will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers granted to Lender herein and under the terms of the Loan Agreement and Related Documents.

         7. EXPENSES. From and after the effective date of this Agreement, within ten (10) business days after Lender's request, Borrower and Guarantor jointly and severally agree to pay or reimburse Lender for all of Lender's costs and expenses reasonably incurred in connection


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with the enforcement or preservation of any rights under the Indebtedness, this
Agreement, the Loan Agreement and any of the Related Documents including, without limitation, fees and disbursements of Lender's outside or in-house counsel.

         8. NON-IMPAIRMENT. This Agreement is a revision only (i.e., an amendment and modification of Borrower's existing payment obligations to Lender under the Loan Agreement) and not a novation, and nothing contained herein shall in any way impair the Loan Agreement or any of the Related Documents or alter, waive annul, vary or affect any term, provision, condition, covenant, right, power or remedy contained therein, it being the intent of Borrower, Guarantor and Lender that the terms, provisions, conditions, covenants, rights, powers and remedies contained in the Loan Agreement and the Related Documents shall continue in full force and effect except as expressly modified by the terms of this Agreement.

         9. BINDING EFFECT. This Agreement shall be binding upon the successors and permitted assigns of Borrower and Guarantor and shall inure to the benefit of Lender and its successors and assigns.

         10. ASSIGNMENT. Lender reserves the right to transfer or assign, in its sole and absolute discretion, and without notice to or consent by or from Borrower or Guarantor, any or all of the powers, rights, title and interests held by Lender under this Agreement, the Loan Agreement and Related Documents, or any other agreements between or among Lender, Borrower and Guarantor. This Agreement, the Loan Agreement and Related Documents may not be assigned by Borrower or Guarantor, by operation of law or otherwise, without Lender's prior written consent and any attempted assignment without consent shall be void and without effect.

         11. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered original signatures for purposes of this Agreement.

         12. STATUTORY WRITING REQUIREMENTS. UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

















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         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused their duly authorized representatives to execute this Agreement, as of the date first above written.

LENDER:                                        BORROWER:

DESTINATION CAPITAL, LLC                       CHRISTENSON VELAGIO, INC.
By: JMW Capital Partners, Inc., its Manager



By: /s/ ROBERT JESENIK                         By: /s/ GARY KAPRAL
   -----------------------------------------      ------------------------------
     Robert Jesenik, CEO                           Gary Kapral, CFO



GUARANTOR:

MICROFIELD GROUP, INC.



By: /s/ Gary Kapral
   -----------------------------------------
    Gary Kapral, CFO































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